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OPINION OF MILLER & MARTIN LLP


                               December 21, 1998


Chattem, Inc.
1715 West 38th Street
Chattanooga, Tennessee 37409

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         Reference is hereby made to the Registration Statement on Form S-3 (as amended, the "Registration Statement"), which Chattem, Inc., a Tennessee corporation (the "Company"), and Signal Investment and Management Co., a Delaware corporation ("Signal"), have filed on the date hereof with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), with respect to the offering and issuance from time to time by the Company of the following: (i) one or more series of its debt securities (the "Debt Securities"), (ii) shares of its preferred stock, without par value per share (the "Preferred Stock"), (iii) shares of its common stock, without par value per share (the "Common Stock"), and/or (iv) warrants (the "Warrants") to purchase Debt Securities, Preferred Stock or Common Stock, valued in the aggregate at a maximum of $250,000,000 together with guarantees thereof by Signal (the "Guarantees"). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Guarantees are herein collectively referred to as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

         We have acted as counsel for the Company and Signal in connection with the preparation and filing of the Registration Statement and are familiar with the proceedings taken by the Company and Signal in connection with the authorization, registration, sale and issuance of the Securities. We have examined such documents, records and materials as we have deemed necessary in connection with this opinion letter.

         On the basis of, and in reliance on, the foregoing examination and upon information furnished to us by the Company's and Signal's officers, directors and agents, and subject to the assumptions, exceptions, qualifications and limitations contained herein and to future compliance with the pertinent provisions of the Act and, with respect to the Indentures (as defined below) and the Debt Securities, future compliance with the Trust Indenture Act of 1939, as amended (the "TIA"), and future compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable, we are of the opinion that:

         1. When (a) the Debt Securities in substantially the form described in the Registration Statement and the indenture described therein (as amended or supplemented in accordance with the respective terms thereof, each an "Indenture") shall have been authorized, executed and authenticated in accordance with the terms of the applicable Indenture, (b) the Indentures shall have been duly authorized, executed and delivered by the Company and Signal, as appropriate, and qualified under the TIA and (c) the Debt Securities shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Debt Securities will be duly authorized and valid and binding obligations of the Company.

         2. When the Preferred Stock shall have been authorized, issued and sold as described in the Registration Statement and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

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         3.    When the Common Stock shall have been authorized, issued and sold as described in the Registration Statement and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Common Stock will be validly issued, fully paid and nonassessable.

         4. When the Warrants shall have been authorized, issued and sold as described in the Registration Statement and, if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, the Warrants will be duly authorized and valid and binding obligations of the Company.

         The opinions set forth above are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any such Security:

         (a) The Board of Directors of the Company and Signal shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security in conformity with the Company's Restated Charter or Signal's Certificate of Incorporation, as applicable, each as amended through such time, and such authorization shall not have been modified or rescinded;

         (b) The Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded;

         (c) The applicable Trustee and shall have been qualified under the TIA and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement;

         (d) In the case of an Indenture, Debt Security or agreement pursuant to which any Warrants are to be issued, there shall be no terms or provisions contained therein which would have the effect, under applicable law, of vitiating the validity and binding nature of such instrument;

         (e) There will not have occurred any change in law affecting the validity or enforceability of such Security; and

         (f) The validity and binding effect of any of the obligations of the Company and Signal with reference to any such Security are subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

         This opinion is limited to the current laws of the State of Tennessee as they apply to the Company and the laws of the State of Delaware as they apply to Signal and the current federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you of changes that may result from developments occurring after the date hereof or from facts or circumstances brought to our attention after the date hereof.

         This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                               Very truly yours,

                               /s/ Miller & Martin LLP

                               Miller & Martin LLP